Exhibit 99.1

Ixia Announces Preliminary 2014 Fourth Quarter and Full Year Results

Also Provides Update on Search for Global Sales Leader and 2014 Form 10-K

CALABASAS, CA, February 24, 2015 — Ixia (Nasdaq: XXIA) today reported its preliminary financial results for the fourth quarter and year ended December 31, 2014.

Total revenue for the 2014 fourth quarter is expected to be $127.2 million, compared with $120.6 million reported for the 2013 fourth quarter and $114.0 million reported for the 2014 third quarter. 2014 and 2013 fourth quarter revenue includes $17.8 million and $4.8 million, respectively, of revenue attributable to Net Optics, Inc. (“Net Optics”), which we acquired in December 2013.

“Our better than expected revenue was driven by record bookings and strong demand across our product lines and verticals, including higher sales of our visibility solutions to service providers,” said Bethany Mayer, Ixia’s president and chief executive officer. “We are very pleased with our execution in the quarter. Looking forward, we will continue our efforts to transform Ixia into an enabler of Application Performance and Security Resilience and to diversify and grow our business while focusing on operational fundamentals and driving financial discipline.”

Total revenue for fiscal year 2014 is expected to be $464.5 million, compared with $467.3 million reported for fiscal year 2013. The 2014 and 2013 fiscal years include $59.0 million and $4.8 million, respectively, of revenue attributable to Net Optics.

On a GAAP basis, the company expects to report net income for the 2014 fourth quarter of $286,000, or $0.00 per diluted share, compared with a net loss of $3.1 million, or $0.04 per diluted share, for the 2013 fourth quarter. The company expects to report a GAAP net loss for fiscal year 2014 of $41.6 million, or $0.54 per diluted share, compared with GAAP net income of $11.9 million, or $0.15 per diluted share, for fiscal year 2013.

Non-GAAP net income for the 2014 fourth quarter is expected to be $15.6 million, or $0.19 per diluted share, compared with non-GAAP net income of $11.9 million, or $0.15 per diluted share, for the 2013 fourth quarter. The company expects to report non-GAAP net income for fiscal year 2014 of $28.2 million, or $0.36 per diluted share, compared with non-GAAP net income of $56.5 million, or $0.69 per diluted share, for fiscal year 2013.

Additional non-GAAP information and a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measures for the 2014 and 2013 fourth quarters and fiscal years may be found in the attached financial tables.

Ixia ended the 2014 fourth quarter with approximately $126 million in cash, cash equivalents and investments, compared with $114 million at September 30, 2014.

Mayer added, “We are also pleased to announce that a candidate for the position of senior vice president, global sales has accepted our offer to join Ixia, and we expect him to start prior to the end of March after we complete various hiring-related matters.”

The company further announced that the completion of its 2014 financial statements and the related audit will require additional time beyond the March 2, 2015 due date for the filing with the Securities and Exchange Commission (the “SEC”) of the company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”). The company plans to file with the SEC a Form 12b-25 Notification of Late Filing (a “Form 12b-25”), which will allow the company an additional 15 calendar days to timely file its 2014 Form 10-K with the SEC. The company plans to file its 2014 Form 10-K within such 15-day period (i.e., on or before March 17, 2015).

Conference Call and Webcast Information

Ixia will host a conference call today at 5:00 p.m. Eastern time for analysts and investors to discuss its preliminary 2014 fourth quarter and full year results and its business outlook for the 2015 first quarter. The call will be open to the public, and interested parties may listen to the call by dialing (804) 681-3728. A live audio webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of the company’s web site (http://www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for at least 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP net income and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, expenses relating to internal investigations and any related remediation efforts, the restatement of our financial statements for the first and second quarters of 2013 and for the six months ended June 30, 2013, the pending securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action and an SEC investigation, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, evaluating our ongoing business operations and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist management in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below in the attached financial tables.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding the company’s financial results for the quarter and year ended December 31, 2014, the company’s future business, efforts, focus and opportunities, the hiring of the company’s new senior vice president, global sales, the completion of the company’s 2014 financial statements and of the related audit, and the filing with the SEC of the 2014 Form 10-K and of a Form 12b-25. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause the actual results to differ materially from the results predicted include, among others, the completion of the company’s financial close process and consolidated financial statements for the quarter and year ended December 31, 2014, the completion of the audit of the company’s financial statements to be included in the 2014 Form 10-K, the risk that the completion of the company’s 2014 financial statements and of the related audit and the completion and filing of the Form 10-K take longer than expected, the risk that the company does not timely file any required Form 12b-25 with the SEC, the risk that the candidate for senior vice president, global sales does not commence employment with the company, the risk that the company will not be successful in transforming itself into an enabler of Application Performance and Security Resilience and in diversifying and growing its business while focusing on operational fundamentals and driving financial discipline, the risk that the company will not realize all of the expected benefits of our previously announced restructuring and cost reduction programs, the risk that the anticipated benefits and synergies of our 2013 acquisition of Net Optics will not be realized, changes in the global economy, competition, consistency of orders from significant customers, our success in leveraging our IP portfolio, expertise, and market opportunities, our success in developing and producing new products, our success in developing new sales channels and customers, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain, and/or impact the delivery of our products. Such factors also include those factors identified in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Ixia

Ixia provides application performance and security resilience solutions to validate, secure, and optimize businesses’ physical and virtual networks. Enterprises, service providers, network equipment manufacturers, and governments worldwide rely on Ixia’s solutions to deploy new technologies and achieve efficient, secure, ongoing operation of their networks. Ixia’s powerful and versatile solutions, expert global support, and professional services equip organizations to exceed customer expectations and achieve better business outcomes. Learn more at http://www.ixiacom.com.

Financial Contact:

The Blueshirt Group

Maria Riley, Investor Relations

Tel: 415-217-7722

IXIA

Consolidated Balance Sheets

(in thousands)

(unaudited)

	As of December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$46,394	$34,189
Short-term investments in marketable securities	79,760	51,507
Accounts receivable, net of allowances of $1,011 and $840 as of December 31, 2014 and 2013, respectively	99,528	109,590
Inventories	44,826	47,136
Prepaid expenses and other current assets	47,077	48,514

Total current assets	317,585	290,936

Property, plant and equipment, net	37,648	35,932
Intangible assets, net	145,018	189,949
Goodwill	338,873	338,836
Other assets	30,697	32,070

Total assets	$869,911	$887,723

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$16,902	$19,011
Accrued expenses and other	45,271	53,748
Deferred revenues	100,170	89,217
Convertible senior notes	200,000	—

Total current liabilities	362,343	161,976

Deferred revenues	18,046	15,106
Other liabilities	8,431	11,529
Convertible senior notes	—	200,000

Total liabilities	388,820	388,611

Shareholders’ equity:
Preferred stock, without par value; 1,000 shares authorized and none outstanding	—	—
Common stock, without par value; 200,000 shares authorized at December 31, 2014 and 2013; 78,575 and 76,849 shares issued and outstanding as of December 31, 2014 and 2013, respectively	187,790	178,347
Additional paid-in capital	206,520	191,976
Retained earnings	87,574	129,166
Accumulated other comprehensive loss	(793)	(377)

Total shareholders’ equity	481,091	499,112

Total liabilities and shareholders’ equity	$869,911	$887,723

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenues:
Products	$89,200	$90,348	$325,455	$352,712
Services	38,006	30,281	139,003	114,544

Total revenues	127,206	120,629	464,458	467,256

Costs and operating expenses:(1)
Cost of revenues – products (2)	25,608	26,322	98,815	89,136
Cost of revenues – services	4,038	3,303	16,166	13,867
Research and development	27,477	29,319	115,156	117,502
Sales and marketing	37,410	37,329	151,765	137,724
General and administrative	17,179	11,662	66,475	47,158
Amortization of intangible assets	10,915	10,552	46,901	40,805
Acquisition and other related	(103)	3,892	3,277	6,920
Restructuring	1,623	1,782	10,310	1,840

Total costs and operating expenses	124,147	124,161	508,865	454,952

Income (loss) from operations	3,059	(3,532)	(44,407)	12,304
Interest (expense) income and other, net	(554)	632	(24)	6,269
Interest expense	(2,437)	(1,942)	(8,266)	(7,771)

Income (loss) before income taxes	68	(4,842)	(52,697)	10,802
Income tax expense (benefit)	(218)	(1,773)	(11,105)	(1,068)

Net income (loss)	$286	$(3,069)	$(41,592)	$11,870

Earnings (loss) per share:
Basic	$0.00	$(0.04)	$(0.54)	$0.16
Diluted	$0.00	$(0.04)	$(0.54)	$0.15

Weighted average number of common and common equivalent shares outstanding:
Basic	78,404	76,593	77,629	75,757
Diluted	79,563	76,593	77,629	77,513

(1) Stock-based compensation included in:
Cost of revenues - products	$114	$140	$331	$550
Cost of revenues - services	44	53	126	209
Research and development	1,925	2,008	6,843	8,065
Sales and marketing	1,484	2,022	5,624	7,367
General and administrative	1,840	(449)	3,595	4,571

(2)	Cost of revenues – products excludes amortization of intangible assets related to purchased technology of $6.4 million and $6.7 million for the quarters ended December 31, 2014 and 2013, respectively, and $28.9 million and $26.0 million for the years ended December 31, 2014 and 2013, respectively, which is included in Amortization of intangible assets.

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,
	2014	2013
GAAP net income (loss)	$286	$(3,069)
Adjustments:
Stock-based compensation(a)	5,407	3,774
Amortization of intangible assets(b)	10,915	10,552
Acquisition and other related(c)	(103)	3,892
Restructuring(d)	1,623	1,782
Investigations, shareholder litigation and related matters(e)	3,019	1,550
Legal and contract settlements and other(f)	1,000	—
Inventory adjustments(g)	—	523
Income tax effect(h)	(6,518)	(7,055)

Non-GAAP net income	$15,629	$11,949

GAAP diluted earnings (loss) per share	$0.00	$(0.04)
Adjustments:
Stock-based compensation(a)	0.07	0.05
Amortization of intangible assets(b)	0.14	0.14
Acquisition and other related(c)	—	0.05
Restructuring(d)	0.02	0.02
Investigations, shareholder litigation and related matters(e)	0.04	0.02
Legal and contract settlements and other(f)	0.01	—
Inventory adjustments(g)	—	0.01
Income tax effect(h)	(0.08)	(0.09)
Convertible senior notes(i)	(0.01)	(0.01)

Non-GAAP diluted earnings per share	$0.19	$0.15

Shares used in computing GAAP diluted earnings per common share	79,563	76,593
Effect of reconciling item(i)(j)	10,229	11,534

Shares used in computing non-GAAP diluted earnings per common share	89,792	88,127

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Anue Systems, Inc. and BreakingPoint Systems, Inc. in 2012 and Net Optics, Inc. in 2013. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as professional fees for legal, accounting, tax, due diligence, valuation and other related services, amortization of deferred compensation, consulting fees, required regulatory costs, certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring plans. During the fourth quarter of 2013, we initiated a plan to restructure certain of our operations related to our test products. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align our operating costs with our business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease exit costs and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, and (iii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action, and for an SEC investigation. These costs consisted primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item for the fourth quarter of 2014 represents a $1.0 million write-off for a one-time item related to a certain contractual matter. We believe that by excluding this item, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This reconciling item for the fourth quarter of 2013 represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of our acquisition of Net Optics, Inc. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f), and (g), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(i)	This reconciling item for the non-GAAP diluted earnings per share calculation includes the impact of our convertible senior notes as this was anti-dilutive for the equivalent GAAP earnings per share calculations.
(j)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Year ended December 31,
	2014	2013
GAAP net (loss) income	$(41,592)	$11,870
Adjustments:
Stock-based compensation(a)	16,519	20,762
Amortization of intangible assets(b)	46,901	40,805
Acquisition and other related(c)	3,277	6,920
Restructuring(d)	10,310	1,840
Investigations, shareholder litigation and related matters(e)	14,908	1,550
Legal and contract settlements and other(f)	1,000	(4,020)
Inventory adjustments(g)	1,393	523
Income tax effect (h)	(24,562)	(23,794)

Non-GAAP net income	$28,154	$56,456

GAAP diluted (loss) earnings per share	$(0.54)	$0.15
Adjustments:
Stock-based compensation(a)	0.21	0.27
Amortization of intangible assets(b)	0.60	0.53
Acquisition and other related(c)	0.04	0.09
Restructuring(d)	0.14	0.02
Investigations, shareholder litigation and related matters(e)	0.19	0.02
Legal and contract settlements and other(f)	0.01	(0.05)
Inventory adjustments(g)	0.02	0.01
Income tax effect(h)	(0.31)	(0.31)
Convertible senior notes(i)	—	(0.04)

Non-GAAP diluted earnings per share	$0.36	$0.69

Shares used in computing GAAP diluted earnings per common share	77,629	77,513
Effect of reconciling item(i)(j)	1,152	10,218

Shares used in computing non-GAAP diluted earnings per common share	78,781	87,731

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Anue Systems, Inc. and BreakingPoint Systems, Inc. in 2012, and Net Optics, Inc. in 2013. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration-related costs such as professional fees for legal, accounting, tax, due diligence, valuation and other related services, amortization of deferred compensation, consulting fees, required regulatory costs, certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring plans. During the fourth quarter of 2013, we initiated a plan to restructure certain of our operations related to our test products. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, we implemented a company-wide restructuring initiative to restructure our operations to better align the company’s operating costs with its business opportunities. The restructuring costs associated with our restructuring plans primarily relate to employee termination benefits, lease-exit costs and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, and (iii) the securities class action against the company and certain of its current and former officers and directors as well as a shareholder derivative action and, for 2014, an SEC investigation These costs consisted primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents $1.0 million write-off in the fourth quarter of 2014 for a one-time item related to a certain contractual matter, $1.0 million realized gain recorded in the third quarter of 2013 for the sale of certain investment securities that were previously written down, a $2.9 million realized gain recorded during the second quarter of 2013 for the sale of certain of our auction rate securities that were previously written down, and $1.2 million of proceeds from the settlement of a legal matter in the first quarter of 2013, partially offset by $1.0 million of costs incurred in the first six months of 2013 related to the April 2013 restatement of certain of our previously filed financial statements. We believe that by excluding these gains, proceeds and costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This reconciling item represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of our acquisition of Net Optics, Inc. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f), and (g), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(i)	This reconciling item for the non-GAAP diluted earnings per share calculation for the year ended December 31, 2013 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations for the year ended December 31, 2013.
(j)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.